Exhibit 99.1

Contact:

James T. Judson	Omnicell, Inc.

Vice President of	1201 Charleston Road

Finance and Interim CFO	Mountain View, CA 94043
800-850-6664, ext. 6118
jimj@omnicell.com

For Immediate Release

Omnicell Announces Third Quarter 2005 Financial Results

Strong Order Performance Results in Record Backlog

MOUNTAIN VIEW, Calif. – Oct. 20, 2005 – Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced third quarter 2005 results.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “I’m delighted with the progress our company has made over the last six months. We’ve built our backlog quicker than anticipated, and we’ve achieved some great wins in the marketplace recently. Our focus on linearity throughout the quarter is greatly benefiting our cost structure, predictability, and customer satisfaction. We feel we’re very well positioned moving into the fourth quarter of this year and fiscal 2006. Our singular focus on automation solutions and the quality of our products and services are resonating with our customers—especially integrated delivery networks—and are differentiating us from our competitors.”

During Q3 2005, Omnicell added $8.2 million to product backlog, bringing backlog to a record $62.1 million, a 32% increase from year-end 2004 and up 15% sequentially. This has enabled the company to achieve its stated backlog objective for entering 2006 one quarter ahead of schedule.

Revenue for the third quarter of 2005 totaled $30.7 million, down 6% from the third quarter of 2004, but up 7% sequentially from Q2 2005. The company has made a conscious decision to increase its backlog during 2005 to improve customer satisfaction, predictability of results, and efficient management of its business within the quarter and across multiple quarters. The growth in backlog equates to about 12 percentage points of revenue growth on a year-to-date basis that has been banked to achieve these goals. The company is focused on operating at the customer’s pace and maximizing the customer experience in working with Omnicell.

These changes have benefited gross margin, which continued to show improvement to 58.3% in Q3 2005, up 1.4 points from Q2 2005 and consistent with Q3 2004 on a lower revenue base. Gross margin is now back in line with the percentage realized during fiscal 2003 and 2004. During the quarter, the company’s operating expense structure benefited from improved linearity as well. During Q3 2005, operating expenses totaled $16.6 million, up $0.3 million from Q2 2005 and up $0.8 million from Q3 2004. The increase from Q2 2005 was primarily driven by variable costs tied to revenues.

Net income improved during the quarter from a profit of $66,000 ($0.00 EPS) in Q2 2005 to $1.4 million

($0.05 EPS) in Q3 2005. The improvement in net income was achieved on an increase of $2.1 million of revenue and was primarily due to the increase in gross margin.

Interim CFO, James T. Judson added, “We’re very pleased with the strength we’ve seen in orders the past two quarters. It has enabled us to build our backlog and position the company to operate much more efficiently. It’s also allowing us to shift our focus to improving the customer experience. Our company has an excellent reputation for product quality and service. We feel that raising the bar on the customer experience will enable us to maximize the market opportunity we see in front of us.”

Financial Results Conference Call Details

Management will discuss financial results for the third quarter of 2005 on Thursday, Oct. 20, 2005 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing

800-257-1927 (domestic) or 303-205-0066 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 3:30 p.m. PT on Oct. 20, 2005 through 11:59 p.m. PT on Oct. 27, 2005. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11041318# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Improving patient care by enhancing operational efficiency, Omnicell solutions are used throughout the healthcare facility—in the pharmacy, nursing units, surgical services, cath lab, and all the way to the patient’s bedside. The company’s MedGuard™ line of solutions for the medication-use process includes systems for physician order management, automated pharmacy retrieval, medication packaging, medication dispensing, and nursing workflow automation with bar code medication administration. For the medical-surgical supply chain, Omnicell provides open bar code systems, cabinet-based supply management, integrated open and cabinet-based systems, and Web-based procurement. More than 1,600 healthcare facilities use Omnicell solutions to help reduce medication errors, operate more efficiently, and decrease costs—ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to maintain its profitability, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

OMNICELL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2005	2004	Change (%)	2005	2004	Change (%)
Revenues:
Product revenues	$24,194	$26,767		$68,688	$72,374
Service and other revenues	6,494	5,967		19,349	17,396
Total revenues	30,688	32,734	-6%	88,037	89,770	-2%

Costs of revenues:
Cost of product revenues	10,572	11,344		32,157	29,881
Cost of service and other revenues	2,226	2,302		7,349	6,508
Total cost of revenues	12,798	13,646		39,506	36,389

Gross profit	17,890	19,088	-6%	48,531	53,381	-9%

Operating expenses:
Research and development	2,143	2,476		7,584	6,697
Selling general and administrative	14,446	13,325		45,152	38,419
Restructuring and severance charges	—			406	171
Total operating expenses	16,589	15,801	5%	53,142	45,269	17%

Income from operations	1,301	3,287		(4,611)	8,112

Interest and other income	156	105		404	266
Interest and other expense	(6)	(12)		(35)	(70)

Income before provision for income taxes	1,451	3,380		(4,242)	8,308

Provision for income taxes	36	124		69	325

Net income	$1,415	$3,256	-57%	$(4,311)	$7,983	-154%

Net income per share - basic	$0.05	$0.13		$(0.17)	$0.32

Net income per share - diluted	$0.05	$0.12		$(0.17)	$0.29

Weighted average shares outstanding - basic	26,101	25,038	4%	25,792	24,697	4%

Weighted average shares outstanding - diluted	27,297	27,571	-1%	25,792	27,809	-7%

OMNICELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2005	December 31, 2004 (1)	Change
			($ )	(%)
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$29,500	$19,482	10,018	51%
Short-term investment	$2,008	$11,117	(9,109)	-82%
Accounts receivable, net	30,204	21,967	8,237	37%
Inventories	14,934	14,592	342	2%
Receivables subject to a sales agreement	2,987	2,878	109	4%
Other current assets	8,438	7,730	708	9%
Total current assets	88,071	77,766	10,305	13%
Property and equipment, net	4,994	5,660	(666)	-12%
Long-term receivables subject to a sales agreement	1,651	3,224	(1,573)	-49%
Other assets	8,939	12,841	(3,902)	-30%
Total assets	$103,655	$99,491	4,164	4%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,989	$4,489	500	11%
Accrued liabilities	12,215	12,918	(703)	-5%
Deferred service revenue	16,625	13,922	2,703	19%
Deferred gross profit	12,179	7,846	4,333	55%
Obligation resulting from sale of receivables	2,987	2,878	109	4%
Total current liabilities	48,995	42,053	6,942	17%
Long-term obligation resulting from sale of receivables	1,651	3,224	(1,573)	-49%
Other long-term liabilities	250	517	(267)	-52%
Stockholders’ equity	52,759	53,697	(938)	-2%
Total liabilities and stockholders’ equity	$103,655	$99,491	4,164	4%

(1) Derived from the December 31, 2004 audited consolidated balance sheet.

Reconciliation of non-GAAP Information

Reconciliation of GAAP-based EPS to Pro Forma EPS

for the nine months ended September 30, 2005

(unaudited)

Actual
GAAP-based EPS	$(0.17)
Reduction in Force Cost	$(0.06)
Inventory Obsolescence Due to Discontinuation of Product	$(0.04)
Write-off of costs for suspended acquisitions	$(0.03)
Pro Forma EPS	$(0.04)

Reconciliation of GAAP-based Operating Expenses to Pro Forma Operating Expenses for the nine months ended September 30, 2005

(unaudited)

($ in millions)

Actual
GAAP-based Operating Expenses	$53.1
Reduction in Force Cost	$(1.5)
Write-off of costs for suspended acquisitions	$(0.6)
Pro Forma Operating Expenses	$51.0

Reconciliation of GAAP-based Cost of Revenue and Gross Margin Percentage to Pro

Forma Cost of Revenue and Gross Margin Percentage

for the Six months ended September 30, 2005

(unaudited)

($ in millions)

	Actual	Gross Margin %
GAAP-based Cost of Revenue	$39.5	55.1%
Inventory Obsolescence Due to Discontinuation of Product	$(1.1)	1.9%
Pro Forma Cost of Revenue	$38.4	57.0%